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                             [LOGO]
                   CASINOVATIONS INCORPORATED

                       STOCKHOLDER UPDATE
                          June 24, 1999

Dear Stockholder,

With so much activity underway, I wanted to share several developments within our Company. This letter will cover a number of pertinent topics that are currently impacting our Company, and are divided into various subsections of my letter.

CORPORATE NEWS
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HUSON  RESIGNS  AS  CHAIRMAN;  SMITH  NAMED  TO POSITION...Due to
health issues, Richard "Dick" Huson has resigned his position as Chairman of the Board of Directors, but remains a director. Bob Smith has been named Chairman of the Board and Jill Bayless as
Vice  Chairman.   Mr.  Smith, Ms. Bayless  and  myself  form  the
Executive Committee for Casinovations.

BAYLESS, JASLOW NAMED TO BOARD OF DIRECTORS... Ms. Jill Bayless and Dr. Richard Jaslow were named to the Company's Board of Directors in April 1999. Ms. Bayless has extensive experience in industrial relations and manufacturing, and is the President of North Pacific, an Oregon consulting and management firm. Dr. Jaslow is an orthopedic surgeon in a private practice in Massachusetts and has been involved with several successful business enterprises during the past 10 years.

LEYBOLD NAMED CHIEF FINANCIAL OFFICER, VICE PRESIDENT OF FINANCE...Timothy Leybold, formerly the Chief Financial Officer for RLC Industries, Inc., a building products manufacturing company with operations in Oregon and California and revenues in excess of $800 million, was named CFO and Vice President of Finance for Casinovations in June 1999. In this capacity, he will oversee all financial and technology practices within the company. Mr. Leybold is a Certified Public Accountant (CPA) and earned his B.B.A. from the University of Portland and his M.B.A. from the University of Oregon. He is a member of the Financial Executives Institute, Association for Corporate Growth, and American Society of Certified Public Accountants.

BROWN NAMED TO CORPORATE COUNSEL POSITION... Stacie Brown, formerly in private practice with Dickerson, Dickerson, Consul and Pocker, will join Casinovations on July 8th as the Company's in-house legal counsel. In this capacity, she will oversee all legal issues regarding corporate transactions, gaming compliance, patent issues, and human resource matters. Brown graduated summa cum laude from Ball State University and earned her J.D. from the University of Michigan.

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MANUFACTURING    ADDITION   COMPLETED... A 2,300   square    foot
administrative facility for the manufacturing/production division has enabled your Company to centralize Random Ejection Shuffler(TM) (Shuffler) testing and service/repair work under one roof, and provides the necessary work environment for the manufacturing management team.


SALES & SERVICE
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SHUFFLER   INSTALLATIONS,  COMMITMENTS  INCREASE... The   Company
continues to add jurisdictions where Casinovations is approved, and orders for the Random Ejection Shuffler(TM) are accelerating. Currently, more than 30 casinos in Nevada, along with others in
Mississippi   and   Washington,  the   countries   of   Columbia,
Czechoslovakia, Hong Kong and South Korea, and two cruise ships have installed the automatic card shufflers. Another 45 casinos have committed to lease or purchase an additional 290 shufflers, and contracts are in the works for another 1,000 shufflers for 1999 delivery.

100  TABLE   GAMES  PLACED,  COMMITTED...  The  Company's   Bonus
Blackjack  and  Wild  Hold  'Em  Fold 'Em Stud Poker games can be
found  on  casino  tables  in  Mississippi,  Nevada,  and   Iowa.
Currently 44 casinos have installed 100 games.

COMPANY OPENS FOUR NEW SERVICE CENTERS... Casinovations has established service centers in Reno and Tahoe, NV, Seattle, WA, and Biloxi and Tunica, MS, to better serve our customers' needs.

INTERNATIONAL SALES DEVELOPMENT... Our executives and sales team are traveling throughout the United States and abroad to exhibit and educate casino operators about Casinovations' products. We have capitalized upon our distribution network by utilizing space in their booths at international shows, rather than hosting our own exhibit. Trade shows attended to date include the International Casino Exhibition in London, the American Gaming, Lodging & Leisure Summit in Las Vegas, the National Indian Gaming Association in Tuscon, AZ, the Southern Gaming Summit in Biloxi, MS, the Asian Pacific Gaming Conference in Manila, the Philippines, and the Caribbean Gaming & Tourism Convention in Puerto Rico. Plans are also underway to participate during trade shows in Australia and Las Vegas later this year.


MANUFACTURING
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MANUFACTURING   FOR   SECUREDROP(TM)   SLOT   ACCOUNTING   SYSTEM
UNDERWAY... Ten thousand new SecureDrop buckets and bases have arrived, and 1,000 complete systems are being built. The second SecureDrop bucket design, developed for Slant Top slot machines, has been prototyped and approved, with an additional 10,000
buckets and bases on order and due by late July.   The SecureDrop
Mobile Count System is undergoing engineering modifications required by Nevada Gaming Control. We are reaching the end of the journey for regulatory approval there and in a number of jurisdictions, which enable the Company to proceed with sales. The carts have also generated tremendous interest during their exhibition at recent trade shows.

RANDOM EJECTION SHUFFLER MANUFACTURING UPDATE... Our current production rate is exactly "per plan" at 10 Random Ejection
Shufflers per day with almost no overtime expense.  Our May

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objectives  were  also  realized.  Our Shuffler  performance  has improved substantially based on reliable field reports, and quality workmanship continues to improve. A new production line
is  being  developed exclusively for the eight-deck  units.   The
Company has also added a mechanical engineer to the staff for production fixtures and prototypes, as well as a purchasing manager to ensure high quality strategic materials planning.

SHUFFLEMASTER LITIGATION SETTLEMENT... As of the date of this letter, we have agreed to settle the pending litigation with ShuffleMaster for a total of $20,000.00, essentially a nominal payment covering certain out-of-pocket expenses for the relocation of one of our employees. We believe that this settlement will allow us to go forward and conduct business without unnecessary distractions of defending a nuisance lawsuit.


FINANCIAL  NEWS
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VOLUNTARY  ACCELERATION  OF  CONVERSION  DATE  OF  CERTAIN   9.5%
CONVERTIBLE NOTES DUE 2004 AND EXERCISE OF CERTAIN CLASS E WARRANTS... Pursuant to notices distributed by the Company to holders of the Company's 9.5% Convertible Notes Due 2004 (the "Convertible Notes"), the Company offered to provide a one-time two week window that expired on May 31, 1999 for the conversion of the Convertible Notes into shares of the Company's common stock at the stated conversion rate of $2.60 per share. Pursuant to its terms, the Convertible Notes may be converted beginning on the later of six (6) months from the date of issuance or September 1, 1999.

Additionally, pursuant to notices distributed by the Company to holders of the Company's Class E Warrants, the Company issued a voluntary call of the Class E Warrants that expired on May 31, 1999 at the stated exercise price of $3.00 per share. In exchange for the conversion of the Convertible Notes and the exercise of the Class E Warrants, the Company offered to issue an additional set of warrants equal to the number of and on similar terms and conditions as the Class E Warrants exercised. At the expiration of the one-time conversion window and call period, holders of the Convertible Notes converted $400,000 of Convertible Notes into 153,843 shares of common stock and exercised 72,800 Class E Warrants into 72,800 shares of common stock for an aggregate of 226,643 shares of common stock.

In exchange for the conversion and exercise, the Company issued 72,800 warrants to the persons who converted their Convertible Notes and exercised their Class E Warrants. As a result, $1,500,000 of the Convertible Notes and 273,000 of the Class E warrants issued to holders of the Convertible Notes remain outstanding. Through the conversion of the Convertible Notes and the exercise of the Class E Warrants, the Company converted $400,000 of indebtedness into common stock and received proceeds of $218,400. The Company intends to use such proceeds for general working capital purposes.

CASINOVATIONS ANNOUNCES PLACEMENT OF SHARES AND CONVERSION OF INDEBTEDNESS... Casinovations has entered into a subscription agreement with James E. Crabbe, a stockholder of the Company, for the sale of 2,000,000 shares of the Company's common stock and a subscription agreement with Richard S. Huson, a director and controlling stockholder of the Company, for the conversion of $999,999 of outstanding indebtedness into shares of the Company's common stock.

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Pursuant to the subscription agreement dated May 28, 1999 by  and between the Company and Mr. Crabbe; Mr. Crabbe will purchase 2,000,000 shares of the Company's common stock for $2.60 per
share   for  an  aggregate  subscription  amount  of  $5,200,000.
Pursuant to the terms of the subscription agreement, Mr. Crabbe delivered $1,300,000 upon execution of the subscription agreement and agreed to pay the balance of $3,900,000, in no more than three equal installments of not less than $1,300,000 each, by July 10, 1999. Upon receipt of such payment or payments, the Company will immediately cause the correct number of the Shares
(based  upon  $2.60 per share) to be issued to Mr.  Crabbe.   The
Company granted Mr. Crabbe piggyback registration rights as  part
of   this  transaction.   After  the  complete  funding  of   the
subscription agreement and issuance of 2,000,000 shares of common stock, Mr. Crabbe will become the second largest stockholder of the Company and filed a Schedule 13D in June 1999.

Pursuant to the subscription agreement dated May 28, 1999 by and between the Company and Mr. Huson, Mr. Huson agreed to convert a certain portion of that certain Promissory Note dated December 31, 1998 in the original principal amount of $1,235,000 issued by the Company in favor of Mr. Huson for shares of the Company's common stock at a conversion rate of $2.60 per share. Pursuant to the terms of the this subscription agreement, Mr. Huson will have converted $999,999 of outstanding indebtedness under the promissory into 384,615 shares of common stock and received a replacement promissory note.

The sale of shares of common stock to James Crabbe and the conversion of outstanding indebtedness owed to Richard Huson into shares of common stock had positive impacts on the balance sheet of Casinovations. Through the infusion of Mr. Crabbe's subscription amount and the elimination of $999,999 from the Company's liabilities, Casinovations will be in a position to continue its growth and meet its working capital requirements for the foreseeable future. Casinovations will use the proceeds from the issuance of the Shares to Mr. Crabbe for the acceleration of the Company's manufacturing capabilities to meet the increasing demand for its products, the international expansion of the Company's intellectual property rights, the continued development of the Company's SecureDrop TM Slot Accounting System, and general working capital purposes.

DEVELOPMENT/NEW  PRODUCT/NEW  SHUFFLER  RELEASE... "CVI UNIVERSAL
SHUFFLER(TM)"...  The  Company  plans  on  premiering   the  "CVI
UNIVERSAL SHUFFLER" at the World Gaming Conference in September 1999. This shuffler shall use the patented Random Ejection Shuffler platform. This shuffler is designed to operate as a continuous, batch or specialty shuffler. Our major competitor manufactures at least five completely different shuffler models to accomplish what our "CVI UNIVERSAL SHUFFLER" can do in one
unit.   The  "CVI  UNIVERSAL  SHUFFLER" will feature a convenient
keypad that will electronically display important information to the dealer. This keypad will allow the dealer to change speciality games, vertify card counts, and perform diagnostics.

Bill O'Hara, Senior Vice President says, "After a decade of being personally involved with the development and marketing of one of the first two automatic shufflers, along with the involvement and familiarization of over 18 other shuffler models, I truly feel this is a great day for the casinos. They will now be able to place an order for the number of tables they want shufflers on, and not be concerned with what the game is or what type of shufflers they need or

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want,  at  a price that is extremely affordable."  Dean  Barnett,
Vice President of Sales states, "The genius of the "CVI UNIVERSAL SHUFFLER" is that it will be applicable to almost every type of table game, which means that we can enter the vast untapped markets of specialty games and casinos desiring continuous shufflers." Jesse Gonzalez, Vice President of Manufacturing and
Production  believes,   "The development of  a  multi-operational
shuffler represents an outstanding logistical material control and technical process advantage."

TRADING STATUS UPDATE... We have met with several potential market makers that are considering acting as the first market maker for the Company's common stock. Your Board felt that the Company should affiliate only with credible market makers and has refused
to  deal  with  those  who do not meet the Board's  scrutiny.   A
concern expressed by some of the better quality market makers was the condition of the Company's balance sheet. As a result of the positive developments discussed above, we believe that the
Company's  improved  balance  sheet  will  greatly  enhance   the
willingness of one or more quality market makers to begin quoting the Company's shares.

Within the next few weeks, I believe we will be able to communicate with you again and give you a more specific time frame.

In closing, let me assure each of you that the delays caused by the processes which we have gone through are intended to enhance our stock value and performance. If you have additional questions we will be happy to talk to you on an individual basis and will answer all of your questions to the best of our ability.

                              Sincerely,

                              /s/ Steven J. Blad
                              Steven J. Blad
                              President & Chief Executive Officer


THIS LETTER CONTAINS STATEMENTS THAT MAY BE CONSIDERED FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE
SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, SUCH AS STATEMENTS RELATING TO FUTURE PROSPECTS AND LIQUIDITY REQUIREMENTS OF THE COMPANY. THE FORWARD LOOKING STATEMENTS INCLUDE THOSE WITH RESPECT TO FUTURE WORKING CAPITAL REQUIREMENTS, ACCELERATION OF MANUFACTURING CAPABILITIES, CONTINUED DEVELOPMENT OF THE COMPANY'S PRODUCTS, FUTURE SALES OF THE COMPANY'S PRODUCTS, MARKET MAKER ACTIVITIES AND OTHER STATEMENTS REGARDING EVENTS OR CONDITIONS WHICH HAVE NOT YET TAKEN PLACE. SUCH FORWARD-LOOKING INFORMATION INVOLVES IMPORTANT RISKS AND UNCERTAINTIES THAT COULD SIGNIFICANTLY AFFECT ANTICIPATED RESULTS IN THE FUTURE AND, ACCORDINGLY, SUCH RESULTS MAY DIFFER FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS MADE HEREIN. THOSE RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, RISKS RELATING TO GAMING REGULATIONS (INCLUDING ACTIONS AFFECTING LICENSING), LEVERAGE AND DEBT SERVICE (INCLUDING SENSITIVITY TO FLUCTUATIONS IN INTEREST RATES), DOMESTIC OR GLOBAL ECONOMIC CONDITIONS AND CHANGES IN FEDERAL OR STATE TAX LAWS OR THE ADMINISTRATION OF SUCH LAWS.

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